UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2003

KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Item 7.	Financial Statements and Exhibits.
(c)	Exhibits.
Exhibit Number	Description

99.1	Press release of Kinder Morgan Energy Partners, L.P. issued April 16, 2003

99.2	Transcript of the webcast conference call held on April 16, 2003
Item 9.	Regulation FD Disclosure (Information Provided Under Item 12. Results of Operations and Financial Condition)

The following information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

On April 16, 2003, Kinder Morgan Energy Partners, L.P. issued a press release regarding its financial results for the quarter ended March 31, 2003 and held a webcast conference call discussing those results. A copy of this earnings press release is furnished as Exhibit 99.1 to this report. An unedited transcript of the webcast conference call, prepared by an outside vendor, is furnished as Exhibit 99.2 to this report. The webcast conference call is also currently available for replay on Kinder Morgan Energy Partners, L.P.'s website at www.kindermorgan.com by clicking "webcast conference calls" and the "Audio Webcast" button. The webcast will be archived on the website under "Investors - KMP - Conference Call."

The non-generally accepted accounting principle financial measures of segment earnings before depletion, depreciation and amortization (DD&A), and net income before DD&A less sustaining capital expenditures per unit, which we commonly refer to as distributable cash or available cash per unit, are presented in the earnings release. We define segment earnings before DD&A as segment earnings plus DD&A and amortization of excess cost of equity investments. We define distributable cash per unit as net income before DD&A less sustaining capital expenditures, divided by the fully diluted number of units then outstanding. In each case, the amounts included in the calculation of these measures are computed in accordance with generally accepted accounting principles (GAAP), with the exception of sustaining capital expenditures. Consistent with the partnership agreement of Kinder Morgan Energy Partners, L.P., sustaining or maintenance capital expenditures are defined as capital expenditures (as defined by GAAP) which do not increase the capacity of the asset. We routinely calculate and communicate these measures to investors. We believe that continuing to provide this information results in consistency in our financial reporting. In addition, we believe that these measures are useful to investors because they enhance the investors' overall understanding of our current financial performance and our prospects for future performance. Specifically, we believe that these measures provide investors an enhanced perspective on the operating performance of our assets and the cash that our businesses are generating. Reconciliations of segment earnings before DD&A to segment earnings, and distributable cash per unit to net income per unit are provided in the earnings release. Segment earnings before DD&A should be considered in conjunction with segment earnings, as defined by GAAP, and distributable cash per unit should be considered in conjunction with earnings per unit as defined by GAAP.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

	By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: April 23, 2003		By:	/s/	Joseph Listengart
Joseph Listengart Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Kinder Morgan Energy Partners, L.P. issued April 16, 2003

99.2	Transcript of the webcast conference call held on April 16, 2003